UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2013

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

200 First Stamford Place, Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[   ]   Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[   ]   Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01.      Other Events.

On September 17, 2013, Cenveo, Inc. (the “Company”) issued a press release announcing that it has executed a letter of intent to sell its custom envelope division to Ennis, Inc. (“Ennis”), for a purchase price of approximately $47.25 million in cash and the assumption of certain trade liabilities.   The consummation of the sale is subject to customary due diligence and the consummation of a definitive purchase agreement between the two parties.  Other than the letter of intent, there is no material relationship between the Company and Ennis.

The press release, which is attached as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

99.1	Press release of Cenveo, Inc. dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2013

CENVEO, INC.

By:           /s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Cenveo, Inc. dated September 17, 2013